Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-210919

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 1, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 25, 2016)

$

    % Fixed-to-Floating Rate

Subordinated Notes due 2028

We are offering $             aggregate principal amount of our     % Fixed-to-Floating Rate Subordinated Notes due 2028 (the “Notes”). The Notes will mature on             , 2028 (the “Maturity Date”). From and including the date of original issuance to, but excluding                     , 2023, the Notes will bear interest at an initial rate of     % per annum, payable semi-annually in arrears on                  and                  of each year, commencing on                     , 2019. Unless redeemed, from and including                     , 2023 to but excluding the Maturity Date, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus             basis points, payable quarterly in arrears on             ,             ,              and             of each year, commencing on                     , 2024. Notwithstanding the foregoing, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero.

We may, at our option, beginning with the interest payment date of                     , 2023, but not prior thereto (except upon the occurrence of certain events), and on any interest payment date thereafter, redeem the Notes, in whole or in part. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations. The Notes are not redeemable at the option or election of holders.

The Notes are unsecured and will rank equally with all other unsecured subordinated indebtedness issued in the future other than indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to all current and future senior indebtedness of New York Community Bancorp, Inc., and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of New York Community Bancorp, Inc. only and are not obligations of, and are not guaranteed by, any of New York Community Bancorp, Inc.’s subsidiaries. The holders of the Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

Prior to this offering, there has been no public market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or for inclusion in any automated quotation system and, consequently, there is no market through which the Notes may be sold and purchasers may not be able to resell the Notes purchased under this prospectus supplement.

Investing in the Notes involves risks. Before investing in the Notes, potential purchasers of the Notes should consider the information set forth in the “Risk Factors” section beginning on page S-9 and in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated herein by reference.

	Per Note		Total
Price to Public(1)		%	$
Underwriting discount		%	$
Proceeds, before offering expenses, to us		%	$

(1)	Plus accrued interest, if any, from November , 2018, if settlement occurs after that date.

The Notes are not savings accounts, deposits or other obligations of our subsidiary banks, New York Community Bancorp, Inc. or any of our non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency or instrumentality of the United States or any other jurisdiction. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company, and its direct participants, against payment therefor in immediately available funds, on or about November     , 2018, which is the third business day following the date of pricing the Notes (such settlement being referred to as “T+3”). See “Underwriting (Conflicts of Interest)” for details.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Sandler O’Neill + Partners, L.P.	BofA Merrill Lynch	Credit Suisse	Jefferies

Co-Managers

American Capital Partners, LLC	Citigroup	Raymond James

Prospectus Supplement dated November     , 2018

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any related free writing prospectus that we prepare. We have not, and the underwriters have not, authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been prepared. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the relevant incorporated document, as applicable. The financial condition, results of operations or business prospects of New York Community Bancorp, Inc. and its consolidated subsidiaries and affiliates may have changed since those dates. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” below.

Unless otherwise mentioned or unless the context requires otherwise (for example, in references under “Forward-Looking Statements” and “Risk Factors” to the Company’s consolidated businesses, operations and prospects), all references in this prospectus supplement to “New York Community Bancorp, Inc.”, “we”, “our” and “us” mean New York Community Bancorp, Inc. and do not include its consolidated subsidiaries. References to “the Company” mean New York Community Bancorp, Inc., together with its consolidated subsidiaries and affiliates.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

We and the underwriters are not offering to sell nor seeking offers to buy the Notes in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission (the “SEC”). The prospectus is part of the registration statement, and the registration statement also contains additional information and exhibits. We file proxy statements, annual, quarterly and current reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC’s website at “http://www.sec.gov”.

The SEC allows us to incorporate documents by reference in this prospectus supplement. This means that if we list or refer to a document which we have filed with the SEC in this prospectus supplement, that document is considered to be a part of this prospectus supplement and should be read with the same care. Documents that we file with the SEC in the future will automatically update and supersede information incorporated by reference in this prospectus supplement.

S-ii

The documents listed below are incorporated by reference into this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 2, 2018 (our “2017 Form 10-K”);

•	Our Quarterly Reports on Form 10-Q for the period ended March 31, 2018, filed on May 10, 2018, and for the period ended June 30, 2018, filed on August 8, 2018;

•

Our Current Reports on Form 8-K, filed on January 31, 2018 (Item 8.01 only), April 25, 2018 (Item 8.01 only), June 6, 2018, July 25, 2018 (Item 8.01 only), October 24, 2018 (first filing, Item 8.01 only) and October 24, 2018 (second filing, Item 8.01 only); and

•	Our Proxy Statement on Schedule 14A, filed on April 26, 2018.

Any reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus supplement and before the completion of this offering of the Notes will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update, where applicable, and supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we have furnished or may from time to time furnish with the SEC is or will be incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.

Any statement contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein concerning, describing or summarizing the provisions of any document filed with the SEC is not necessarily complete, and is qualified in its entirety by reference to the full text of the document filed.

You may obtain a copy of any or all of these documents from us, at no cost, by contacting us at New York Community Bancorp, Inc., Attention: Corporate Secretary, 615 Merrick Avenue, Westbury, New York 11590, or by telephone at (516) 683-4100.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain statements relating to future that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Although we believe that our plans, intentions, and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that they will be achieved or realized. Our ability to predict results or the actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein.

There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to:

•	general economic conditions, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses;

•	conditions in the securities markets and real estate markets or the banking industry;

•	changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio;

•	changes in interest rates, which may affect our net income, prepayment penalty income, and other future cash flows, or the market value of our assets, including our investment securities;

•	changes in the quality or composition of our loan or securities portfolios;

•	changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases, among others;

•	heightened regulatory focus on commercial real estate concentration and related limits that have been, or may in the future be, imposed by regulators;

•	changes in competitive pressures among financial institutions or from non-financial institutions;

•	changes in deposit flows and wholesale borrowing facilities;

•	changes in the demand for deposit, loan, and investment products and other financial services in the markets we serve;

•	our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers;

•	our ability to obtain timely shareholder and regulatory approvals of any merger transactions or corporate restructurings we may propose;

•

our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames;

S-iv

•	potential exposure to unknown or contingent liabilities of companies we have acquired, may acquire, or target for acquisition;

•	failure to obtain applicable regulatory approvals for the payment of future dividends;

•	the ability to pay future dividends at currently expected rates;

•	the ability to hire and retain key personnel;

•	the ability to attract new customers and retain existing ones in the manner anticipated;

•	changes in our customer base or in the financial or operating performances of our customers’ businesses;

•	any interruption in customer service due to circumstances beyond our control;

•	the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future;

•	environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent;

•	the ability to keep pace with, and implement on a timely basis, technological changes;

•

changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve;

•	changes in accounting principles, policies, practices, or guidelines;

•	changes in our estimates of future reserves based upon the periodic review thereof under relevant regulatory and accounting requirements;

•

changes in regulatory expectations relating to predictive models we use in connection with stress testing and other forecasting or in the assumptions on which such modeling and forecasting are predicated;

•	changes in our credit ratings or in our ability to access the capital markets;

•	natural disasters, war, or terrorist activities; and

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting our operations, pricing, and services.

In addition, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control. Furthermore, we routinely evaluate opportunities to expand through acquisitions and conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.

S-v

Our forward-looking statements are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Company’s control), including those factors described in “Risk Factors” in Item 1A of our 2017 Form 10-K, which is incorporated by reference in this prospectus supplement.

Readers should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of on which such statements are made. We do not assume any obligation to revise or update these forward-looking statements except as may be required by law.

S-vi

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Notes. You should pay special attention to the “Risk Factors” section of this prospectus supplement and in our 2017 Form 10-K to determine whether an investment in the Notes is appropriate for you.

New York Community Bancorp, Inc.

New York Community Bancorp, Inc. is the holding company for New York Community Bank and New York Commercial Bank. New York Community Bank operates 223 branches through seven local divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, and Roosevelt Savings Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Arizona and Florida, while New York Commercial Bank operates 18 of its 30 branches under the divisional name Atlantic Bank. At June 30, 2018, we had total assets of $50.5 billion, including loans of $39.4 billion, and total deposits of $29.6 billion.

On October 1, 2018, we received regulatory approval to merge our commercial bank subsidiary, New York Commercial Bank, with and into our primary subsidiary, New York Community Bank. The merger is expected to close during the fourth quarter of 2018. Once the merger is completed, all 30 branches of the New York Commercial Bank will operate as branches of the New York Community Bank. The merger of our two bank subsidiaries is not expected to impact either bank’s customer base.

Our principal office is located at 615 Merrick Avenue, Westbury, New York 11590, and our telephone number at that location is (516) 683-4100. Our stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “NYCB.” Additional information about New York Community Bancorp, Inc. and its subsidiaries is included in the documents incorporated by reference in this prospectus supplement. Please see “Where You Can Find More Information.”

Recent Developments

Preliminary Financial Results for the Third Quarter of 2018

On October 24, 2018, we announced preliminary financial results for the three months ended September 30, 2018. We have not yet closed our books for our third quarter and have not filed our Quarterly Report on Form 10-Q for the three months ended September 30, 2018. Therefore, our operating results for the period are subject to completion of our normal quarter-end closing and review procedures, which may result in changes to these results. Furthermore, our independent registered public accounting firm has not completed its review of our results for the period. These results should be read in conjunction with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto presented in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 and in our Annual Report on Form 10-K for the year ended December 31, 2017. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our third quarter are finalized.

The Company recorded total assets of $51.2 billion at September 30, 2018, a $777.5 million increase from the balance as of June 30, 2018 and a $2.1 billion increase from the balance as of December 31, 2017. Loans held for investment, net totaled $39.7 billion at September 30, 2018 (including $29.6 billion of multi-family loans), while available-for-sale securities accounted for $4.8 billion at September 30, 2018.

Non-performing assets declined $2.8 million to $67.8 million at September 30, 2018 compared to $70.7 million at June 30, 2018. As such, non-performing assets represented 0.13% of total assets as of September 30, 2018.

As of September 30, 2018, the ratio of non-performing loans to total loans was 0.14%, net charge-offs to average loans was 0.01%, non-performing assets to total assets was 0.13% and allowance for loan and lease losses to non-performing loans was 295.26%.

Deposits totaled $30.3 billion at September 30, 2018, a $1.2 billion increase from the balance at December 31, 2017 and a $763 million or 10% annualized increase compared to June 30, 2018. The average cost of interest bearing deposits was 1.30%.

Borrowed funds rose $46.6 million from the balance at June 30, 2018 and $926.7 million from the balance at December 31, 2017 to $13.8 billion at September 30, 2018. The entire increase was due to higher wholesale borrowings, consisting primarily of Federal Home Loan Bank of New York borrowings.

As of September 30, 2018, the Company’s Common Equity Tier 1 Ratio was 11.07%, Tier 1 Risk-Based Capital Ratio was 12.48%, Total Risk-Based Capital Ratio was 13.90%, and Leverage Capital Ratio was 9.26%.

The Company generated net income of $106.8 million in the three months ended September 30, 2018, as compared to $107.4 million and $110.5 million in the three months ended June 30, 2018 and September 30, 2017, respectively. The respective amounts available to common shareholders were $98.6 million, $99.1 million, and $102.3 million and were equivalent to $0.20, $0.20, and $0.21 per diluted common share. The respective return on average assets was 0.84%, 0.87%, and 0.91%. The respective efficiency ratio was 49.35%, 48.19%, and 42.10%.

The Company generated net income of $320.7 million in the nine months ended September 30, 2018 as compared to $329.7 million in the nine months ended September 30, 2017. The respective amounts available to common shareholders were $296.1 million and $313.3 million and were equivalent to $0.60 and $0.64 per diluted common share. The respective return on average assets was 0.86% and 0.90%. The respective efficiency ratios were 48.31% and 46.90%.

Net interest income totaled $249.5 million in the three months ended September 30, 2018, down 5% compared to the three months ended June 30, 2018 and down 10% compared to the three months ended September 30, 2017. In addition, net interest margin for the three months ended September 30, 2018 was 2.16%, down 17 basis points compared to the three months ended June 30, 2018 and down 37 basis points compared to the three months ended September 30, 2017.

Net interest income totaled $783.8 million in the nine months ended September 30, 2018, down 9% compared to the nine months ended September 30, 2017. In addition, net interest margin for the nine months ended September 30, 2018 was 2.30%, down 33 basis points compared to the nine months ended September 30, 2017.

Total stockholders’ equity was $6.8 billion at September 30, 2018.

Operating expenses declined to $134.4 million in the three months ended September 30, 2018 from $138.1 million in the three months ended June 30, 2018 and $162.2 million in the three months ended September 30, 2017. The regulatory capital ratios for both New York Community Bank and New York Commercial Bank continued to exceed the federal requirements for “well capitalized” classification.

New York Community Bancorp, Inc. Common Share Repurchase Program

On October 23, 2018, our board of directors approved the repurchase by the Company of up to $300.0 million of our outstanding shares of common stock, par value $0.01 per share (the “Share Repurchase Program”). Purchases of common stock under the Share Repurchase Program are expected to be made from time to time.

The Offering

The following description contains basic information about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.” As used in this “The Offering” section, the term New York Community Bancorp, Inc. refers only to New York Community Bancorp., Inc. and not to any of its subsidiaries.

Issuer:	New York Community Bancorp, Inc.

Securities Offered:	% Fixed-to-Floating Rate Subordinated Notes due 2028

Aggregate Principal Amount:	$ million

Issue Price:	%

Issue Date:	, 2018

Maturity Date:	, 2028

Interest Rate:	From and including the date of original issue date to, but excluding , 2023, a fixed rate of % per annum.

Unless redeemed, from and including                 , 2023 to but excluding the Maturity Date (the “Floating Rate Period”), a floating per annum rate equal to the then-current three-month LIBOR rate, determined on the interest determination date of the applicable interest period, plus                 basis points; provided, however, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. For any interest determination date during the Floating Rate Period, subject to the provisions described below under “Description of the Notes—Interest” for circumstances where we determine that three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Notes, “three-month LIBOR” means the rate for deposits in U.S. dollars having an index maturity of three months as such rate is displayed on Bloomberg on page BBAM1 (or any other page as may replace such page on such service or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars) (“Bloomberg BBAM1”) as of 11:00 a.m., London time. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as described below under “Description of the

Notes—Interest.” New York Community Bancorp, Inc. has appointed Wilmington Trust, National Association as the calculation agent (the “Calculation Agent”) for purposes of determining three-month LIBOR for each floating rate interest period.

Interest Payment Dates:	From the date of original issuance and ending on , 2023, we will pay interest on the Notes on and of each year, commencing, 2019.

From and including , 2024 to but excluding the Maturity Date or the date of earlier redemption, we will pay interest on the Notes on , , and of each year.

Record Dates:	Interest on each Note will be payable to the person in whose name such Note is registered on the 15th calendar day immediately preceding the applicable interest payment date.

Day Count Convention:	Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding , 2023 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.

No Guarantee:	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Subordination, Ranking.”

Subordination, Ranking:	The Notes offered by this prospectus supplement will be issued by us under an Indenture for subordinated debt securities, dated as of , 2018, between New York Community Bancorp, Inc. and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by a First Supplemental Indenture, dated as of , 2018, between New York Community Bancorp, Inc. and the Trustee. We refer to the Indenture, as amended and supplemented by the First Supplemental Indenture, as the “Indenture.” The Notes will be New York Community Bancorp, Inc.’s unsecured, subordinated obligations and:

•	will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture governing the Notes), all as described under “Description of the Notes” in this prospectus supplement;

•	will rank equal in right of payment and upon our liquidation with any future unsecured subordinated indebtedness the terms of which do not by their terms rank junior to the Notes;

•	will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes; and

•

will be effectively and structurally subordinated to the existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including without limitation New York Community Bank and New York Commercial Bank depositors, liabilities to general and trade creditors and liabilities arising in the ordinary course of business or otherwise.

As of June 30, 2018, on a consolidated basis, our liabilities totaled approximately $43.7 billion, which includes approximately $29.6 billion of deposit liabilities, and approximately $13.8 billion of other borrowings, all of which are senior to the Notes.

The Indenture governing the Notes does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption:	We may, at our option, beginning with the interest payment date of , 2023, but not prior thereto (except upon the occurrence of certain events specified below) and on any interest payment date thereafter, redeem the Notes, in whole or in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

Special Redemption:	We may also redeem the Notes at any time, including prior to , 2023, at our option, in whole but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, if: (a) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (b) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. For more information, see “Description of the Notes—Redemption” in this prospectus supplement.

Sinking Fund:	There is no sinking fund for the Notes.

Further Issuances:	The Notes will initially be limited to an aggregate principal amount of $ . We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series; provided that if any such additional notes are not fungible with the Notes for United States federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number.

Use of Proceeds:	We estimate that the net proceeds from this offering of the Notes will be approximately $ million after deducting the underwriting discounts and our estimated offering expenses. We intend to use the net proceeds from the sale of the Notes for general corporate purposes, which may include opportunistic repurchases of shares of our common stock pursuant to the Share Repurchase Program. See “Use of Proceeds” in this prospectus supplement.

Form and Denominations:	The Notes will be offered in book-entry only form through the facilities of DTC without interest coupons in minimum denominations of $1,000 and authorized denominations of any integral multiples of $1,000 in excess thereof.

CUSIP:

Listing:	The Notes will not be listed on any securities exchange or quoted on any quotation system. Currently, there is no market for the Notes, and there can be no assurances that any public market for the Notes will develop.

Governing Law:	The Notes and the Indenture will be governed by the laws of the State of New York.

Trustee and Calculation Agent:	Wilmington Trust, National Association

Risk Factors:	Investing in the Notes involves certain risks. Before investing in the Notes, you should carefully consider the information under “Risk Factors” beginning on page S-9 of this prospectus supplement and Item 1.A, Risk Factors, in our 2017 Form 10-K, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Ratio of Earnings to Fixed Charges

Our ratios of earnings to fixed charges for each of the six months ended June 30, 2018 and 2017 and each of the fiscal years ended December 31, 2017, 2016, 2015, 2014 and 2013 are as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges
Excluding interest on deposits	3.14x	3.94x	3.86x	4.42x	0.63x	2.91x	2.82x
Including interest on deposits	1.98x	2.56x	2.44x	2.95x	0.75x	2.39x	2.35x

For purposes of computing the ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges. Fixed charges represent total interest expense, including interest expense on borrowed funds, the appropriate portion (1/3) of rent expenses, and excluding and including interest on deposits.

Conflicts of Interest

Certain of the underwriters and their affiliates are holders of the Company’s common stock and may receive more than 5% of the proceeds of this offering if the Company elects to repurchase its common stock with the proceeds from this offering. The receipt by such underwriters and their affiliates of more than 5% of the offering proceeds creates a conflict of interest as defined in FINRA Rule 5121 and as a result, this offering is being conducted in accordance with the requirements of Rule 5121. Such underwriters will not sell the Notes to a discretionary account without specific written approval of the transaction from the account holder.

RISK FACTORS

Investing in the Notes involves a high degree of risk. You should carefully consider the following risk factors related to the offering as well as the risk factors concerning our business included in our 2017 Form 10-K, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the Notes. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings.

The Notes will be unsecured and subordinated to any current and future senior indebtedness.

The Notes will be subordinated obligations of New York Community Bancorp, Inc. Accordingly, they will be junior in right of payment to any senior indebtedness, and in certain events of insolvency, to other financial obligations as described in “Description of the Notes” in this prospectus supplement. Our senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or ranked pari passu with the Notes, subject to certain exceptions. The Notes will rank equally with all other unsecured subordinated indebtedness of New York Community Bancorp, Inc. issued in the future under the base indenture governing the Notes. As of June 30, 2018, on a consolidated basis, our liabilities totaled approximately $43.7 billion, which includes approximately $29.6 billion of deposit liabilities, and approximately $13.8 billion of other borrowings, all of which are contractually or structurally senior to the Notes. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including New York Community Bank and New York Commercial Bank.

In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture governing the Notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The Notes will not be insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Notes are not bank deposits and are not insured or guaranteed by the FDIC or any other governmental agency. The Notes will be obligations of New York Community Bancorp, Inc. only and will not be obligations of, or guaranteed by, any of our subsidiaries, including New York Community Bank and New York Commercial Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of New York Community Bank and New York Commercial Bank, their depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business and regulatory considerations.

Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries.

We are a non-operating holding company and our principal assets and sources of income are New York Community Bank and New York Commercial Bank. We are a legal entity separate and distinct from New York Community Bank and New York Commercial Bank and, therefore, we rely primarily on dividends, interest, distributions and other payments from New York Community Bank and New York Commercial Bank to meet our obligations, including to provide funds for payment of any common and preferred dividends to our stockholders, to the extent declared by our board of directors.

There are various legal limitations on the extent to which our subsidiary banks can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. New York Community Bank and New York Commercial Bank are subject to laws and regulations that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from them to us or other subsidiaries. The ability of New York Community Bank and New York Commercial Bank to pay dividends and other capital distributions to us is generally limited by New York State Banking Law and regulations, and by certain regulations of the FDIC. In addition, the Superintendent of the New York State Department of Financial Services (the “Superintendent”), the FDIC, and the Federal Reserve, for reasons of safety and soundness, may prohibit the payment of dividends that are otherwise permissible by regulations. Under New York State Banking Law, a New York State-chartered stock-form savings bank or commercial bank may declare and pay dividends out of its net profits, unless there is an impairment of capital. However, the approval of the Superintendent is required if the total of all dividends declared in a calendar year would exceed the total of a bank’s net profits for that year, combined with its retained net profits for the preceding two years. If either of New York Community Bank or New York Commercial Bank were to apply to the Superintendent for approval to make a dividend or capital distribution in excess of the dividend amounts permitted under the regulations, there can be no assurance that such application would be approved.

These restrictions can reduce the amount of funds available to meet our obligations. New York Community Bank and New York Commercial Bank are also subject to restrictions on their ability to lend to or transact with affiliates, minimum regulatory capital and liquidity requirements, and restrictions on their ability to use funds deposited with them in bank or brokerage accounts to fund their businesses. Although we maintain cash positions for liquidity at the holding company level, if New York Community Bank and New York Commercial Bank or our other subsidiaries were unable to supply us with cash over time, we could become unable to meet our obligations (including our obligations with respect to our debt securities). For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

The Indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the Indenture governing the Notes. You are not protected under the Indenture governing the Notes in the event of a highly leveraged transaction,

reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from New York Community Bank and New York Commercial Bank and required capital levels with respect to New York Community Bank and New York Commercial Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to New York Community Bank and New York Commercial Bank and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of New York Community Bank and New York Commercial Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture governing the Notes. Our regulators can, in the event we become subject to an enforcement action, require New York Community Bank and New York Commercial Bank to not pay dividends to us, and to prevent our payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the

Notes. See “Description of the Notes—Events of Default; Limited Rights of Acceleration” in this prospectus supplement.

An active trading market for the Notes may not develop.

The Notes constitute a new issue of securities for which there is no existing trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a market in the Notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all.

If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.

Many factors affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, if we elect to redeem all or any portion of the Notes, you may be subject to reinvestment risk.

We may, at our option, beginning with the interest payment date of                 , 2023 and on any interest payment date thereafter, redeem the Notes, in whole or in part. In addition, we may also redeem the Notes prior to maturity, at our option, in whole but not in part, if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. Under regulatory capital regulations, the aggregate principal amount of the Notes that will count as Tier 2 Capital will be reduced by 20% in each of the last five years prior to the maturity date of the Notes. As a result, we may be more likely to redeem the Notes prior to their maturity date. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes—Redemption” in this prospectus supplement.

Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, any redemption would be subject to the prior approval of the Federal Reserve and, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The future interest rate on the Notes may affect our decision to redeem the Notes.

We are more likely to redeem the Notes on or after                      , 2023 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their Maturity Date, holders may not be able to invest in other securities with a similar level of risk that yield as much interest as the Notes.

The amount of interest payable on the Notes will vary after                  , 2023.

As the interest rate of the Notes will be calculated based on three-month LIBOR from                 , 2023 through the Maturity Date and LIBOR is a floating rate, the interest rate on the Notes will vary after                 , 2023. From, and including the date of issuance to, but excluding                 , 2023, the Notes will bear interest at an initial rate of      % per annum. Thereafter, the Notes will bear interest at a floating rate equal to three-month LIBOR as calculated on each applicable date of determination, plus                  basis points. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if three-month LIBOR increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

In the past, the level of three-month LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the floating rate period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

Holders of the Notes will have no rights against the publishers of LIBOR.

Holders of the Notes will have no rights against the publishers of LIBOR, even though the amount they receive on each interest payment date on and after                  , 2023 will depend upon the level of LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of the Notes.

Beginning in 2008, concerns have been expressed that some of the member banks surveyed by the British Bankers’ Association (the “BBA”) in connection with the calculation of LIBOR rates may have been under-reporting or otherwise manipulating the interbank lending rates applicable to them. Regulators and law enforcement agencies from a number of governments have conducted investigations relating to the calculation of LIBOR across a range of maturities and currencies, and certain financial institutions that are member banks surveyed by the BBA in setting daily LIBOR have entered into agreements with the U.S. Department of Justice, the U.S. Commodity Futures Trading Commission or the U.K. Financial Conduct Authority in order to resolve the investigations. If manipulation of LIBOR or another inter-bank lending rate occurred, it may have resulted in that rate being artificially lower (or higher) than it otherwise would have been. Responsibility for the calculation of LIBOR was transferred to ICE Benchmark Administration Limited, as independent LIBOR administrator, effective February 1, 2014.

On July 27, 2017, the U.K. Financial Conduct Authority announced that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR rates after 2021 (the “July 27th Announcement”). The July 27th Announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Consequently, at this time, it is not possible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. Similarly, it is not possible to predict whether LIBOR will continue to be viewed as an acceptable benchmark for securities such as the Notes, what rate or rates may become accepted alternatives to LIBOR or the effect of any such changes in views or alternatives on the value of LIBOR-linked securities, such as the Notes. Any of the above developments or changes or any other consequential changes to LIBOR, or any alternative rate or benchmark as a result of any international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of the Notes.

The interest rate during the floating rate period will be calculated using an alternative reference rate if LIBOR is discontinued.

While the initial interest rate on the Notes is fixed, interest will accrue at an annual rate equal to three-month LIBOR plus a spread of                   basis points per annum for each quarterly interest period beginning                , 2023. As described under “Description of the Notes—Interest,” if we, in our sole discretion, determine that LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Notes and we have notified the Calculation Agent in writing of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by us in writing, as a substitute for LIBOR (the “Alternative Rate”) for each interest payment determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR. As part of such substitution, the Calculation Agent will, as directed by us in writing, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate.

Notwithstanding the foregoing, if we determine that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for

LIBOR, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on us, the Calculation Agent, the Trustee and the holders of the Notes. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), three-month LIBOR determined as of an interest determination date will be three-month LIBOR in effect on such interest payment determination date; provided, however, that if this sentence is applicable with respect to the first interest determination date related to the floating rate period, the interest rate, business day convention and manner of calculating interest applicable during the fixed rate period will remain in effect during the floating rate period.

We will have discretion to determine if LIBOR has been discontinued or is no longer an acceptable benchmark, to direct the Calculation Agent in writing to use the appropriate Alternative Rate and to make related Adjustments consistent with market practice and, in certain circumstances, to appoint an IFA to determine an appropriate Alternative Rate and any Adjustments. The interests of us in making the foregoing determinations or adjustments may be adverse to your interests as a holder of the Notes, and any of the foregoing determinations, adjustments or actions by the Calculation Agent or the IFA, or the continuation of the fixed interest rate in certain circumstances, could result in adverse consequences to the applicable interest rate on Notes, which could have adverse effects on the returns on, value of and market for Notes.

Our credit ratings may not reflect all risks of an investment in the Notes, and changes in our credit ratings may adversely affect your investment in the Notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. In addition, real or anticipated changes in our credit ratings will generally affect the trading market for, or the trading value of, the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of the Notes will be approximately $        million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from the sale of the Notes for general corporate purposes, which may include opportunistic repurchases of common shares under the Share Repurchase Program. Certain of the Underwriters may receive more than 5% of the proceeds of this offering if the Company elects to repurchase its common stock with the proceeds from this offering. See “Underwriting (Conflicts of Interest)” for additional information.

CAPITALIZATION

The following table sets forth, on a consolidated basis, our total capitalization as of June 30, 2018 on an actual basis and as adjusted to give effect to this offering and the application of the net proceeds as described in “Use of Proceeds,” assuming all of the net proceeds are used for repurchases of our common shares at a price per share of $             , which was the last reported sale price of our common stock on the NYSE on                     , 2018. You should read the following table together with our unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, incorporated by reference into this prospectus supplement.

	As of June 30, 2018
	Actual	As adjusted
	(in thousands, except share data)
Cash and Cash Equivalents:	$2,204,397		$2,204,397
Long-term debt:
Long-term Federal Home Loan Bank advances and repurchase agreements	$13,434,500		$13,434,500
Junior subordinated debentures	359,339		359,339
Subordinated notes due 2028 offered hereby	—		(1)

Total long-term debt	13,793,839
Stockholders’ equity:
Preferred stock at par $0.01 (5,000,000 shares authorized; 515,000 shares issued and outstanding)	502,840		502,840
Common stock at par $0.01 (900,000,000 shares authorized; 490,439,070 shares issued, and 490,379,705 shares outstanding actual; shares issued and shares outstanding as adjusted)	4,904		4,904
Paid-in capital in excess of par	6,082,394		6,082,394
Retained earnings	271,559
Less:
Accumulated other comprehensive loss, net of tax	71,588		71,588
Treasury stock, at cost (59,365 shares actual and shares as adjusted)	757

Total stockholders’ equity	6,789,352

Total capitalization	$20,583,191	$

(1)	Represents the aggregate principal amount of the Notes, reduced by the underwriting discount ($ ) and our estimated offering expenses of $ .

CAPITAL COMPONENTS AND RATIOS

The following table sets forth our capital components and capital ratios as of June 30, 2018 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the issuance of the Notes and the application of the net proceeds as described in “Use of Proceeds,” assuming all of the net proceeds are used for repurchases of our common shares at a price per share of $        , which was the last reported sale price of our common stock on the NYSE on                     , 2018.

	As of June 30, 2018
	Actual	As Adjusted
	(in millions)
Common equity tier 1 capital	$3,925	$
Tier 1 capital	$4,428	$
Total capital	$4,935	$
Leverage capital	$4,428	$
Common equity tier 1 capital ratio	11.16%		%
Tier 1 capital ratio	12.59%		%
Total capital ratio	14.03%		%
Leverage capital ratio	9.41%		%

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for each of the six months ended June 30, 2018 and 2017 and each of the fiscal years ended December 31, 2017, 2016, 2015, 2014 and 2013 are as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges
Excluding interest on deposits	3.14x	3.94x	3.86x	4.42x	0.63x	2.91x	2.82x
Including interest on deposits	1.98x	2.56x	2.44x	2.95x	0.75x	2.39x	2.35x

For purposes of computing the ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges. Fixed charges represent total interest expense, including interest expense on borrowed funds, the appropriate portion (1/3) of rent expenses, and excluding and including interest on deposits.

DESCRIPTION OF THE NOTES

We have summarized below certain terms of the     % Fixed-to-Floating Rate Subordinated Notes due 2028, which we refer to in this prospectus supplement as the “Notes”.

You should refer to the Subordinated Debt Indenture to be entered into between us and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the supplemental indenture governing the Notes. The Indenture, as so supplemented, is referred to as the “Indenture” in this prospectus supplement. The Indenture, including the base indenture and the supplemental indenture, will be included as exhibits to one or more reports we will file on Form 8-K in connection with this offering. The following description of the particular terms of the Notes supplements, and to the extent inconsistent therewith replaces and supersedes, the description of the general terms and provisions of the subordinated debt securities of New York Community Bancorp, Inc. in the accompanying prospectus. The following summary, together with the descriptions in the accompanying prospectus, of certain provisions of the Notes and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to all of the provisions of the Notes and the Indenture, including the definitions of terms therein. See “Where You Can Find More Information” in this prospectus supplement, and “Where You Can Find More Information” in the accompanying prospectus, for details on how you may obtain a copy of the Indenture from us. For purposes of this section, references to “New York Community Bancorp, Inc.”, “we”, “us” and “our” include only New York Community Bancorp, Inc. and not any of its subsidiaries.

General

The Notes will be our unsecured and subordinated obligations and will be issued as a series of the debt securities under the Indenture in an initial aggregate principal amount of $            . The Notes are not guaranteed by any of our subsidiaries or affiliates, including New York Community Bank and New York Commercial Bank, or any other person, and are not subject to any other arrangement that legally or economically enhances the seniority of the Notes in relation to more senior claims. We may at any time, without notice to or the consent of the holders of the Notes, but in compliance with the terms of the Indenture, issue additional notes of the same series as the Notes or otherwise having the same ranking, interest rate, maturity date or other terms as the Notes; provided that if any such additional notes are not fungible with the Notes for United States federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number. The Notes will mature on                , 2028 (the “Maturity Date”), unless previously redeemed or otherwise subject to acceleration.

There is no sinking fund for the Notes. The Notes are not savings accounts or deposits of any bank and are not insured by the FDIC or any other government agency or instrumentality of the United States or any other jurisdiction, nor are the Notes obligations of, or guaranteed by, any of our bank or nonbank subsidiaries. The Notes are not convertible into, or exchangeable for, any equity securities, other securities or other assets of New York Community Bancorp, Inc. or any of its subsidiaries.

The Notes will be issued only in book-entry form through the facilities of The Depository Trust Company (“DTC”) without interest coupons, with a minimum denomination of $1,000 of principal amount and authorized denominations of any integral multiple of $1,000 in excess thereof. The Notes will be evidenced by one or more global notes deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or a nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants. Notes may not be transferred except by DTC to a nominee of DTC, by a nominee of DTC to DTC or to another nominee of DTC, or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. Notes held as beneficial interests in the global notes will be exchangeable for certificates issued in definitive registered form only in the limited circumstances described under “Book-Entry Issuance” below. References to “holders” mean the registered holders of a Note, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in the Notes through DTC or another depositary. Only the registered holders will have rights under the Indenture. Neither we nor the Trustee has any responsibility or liability for any act or omission of DTC.

Notices to be given to holders of Notes in global form will be given only to DTC, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of Notes not in global form will be sent by mail to the respective addresses of such holders as they appear in the register maintained by the registrar, and will be deemed given when mailed.

The Indenture contains no financial covenants and does not restrict us from paying dividends, selling assets, making investments or issuing or repurchasing or redeeming other securities, and does not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restricting or any other event involving us or our subsidiaries that may adversely affect our credit quality. No recourse will be available for the payment of principal or, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, officer or director, as such past, present or future, of New York Community Bancorp, Inc. or any successor entity. We intend to treat the Notes as Tier 2 capital for regulatory capital purposes.

For information about regulatory restrictions on payments on our indebtedness, see the information under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement.

Interest

From and including the date of original issue to, but excluding                 , 2023 (such period, the “Fixed Rate Period”), we will pay interest on the Notes at a fixed interest rate equal to    % per annum, payable semi-annually in arrears, on             and             of each year, beginning on                , 2019 and ending on                 , 2023. Unless redeemed, beginning with the interest payment date on                , 2023, and on any quarterly interest payment date thereafter to, but excluding the Maturity Date (the “Floating Rate Period”), the interest rate will reset quarterly to an annual interest rate equal to three-month LIBOR (as defined below) plus a spread of            basis points per annum, payable quarterly in arrears on each            ,            ,            and             of each year, beginning on                , 2024, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR.

We refer to each date on which interest is payable as an “Interest Payment Date” and interest for each Interest Payment Date is payable with respect to the interest period (or portion thereof) ending on the day preceding such respective Interest Payment Date, in each case to holders of record on the 15th calendar day before such Interest Payment Date.

If any Interest Payment Date on or before                , 2023 is not a business day, then such date will nevertheless be an Interest Payment Date but interest on the Notes will be paid on the next succeeding business day (without adjustment in the amount of the interest paid). If any such date after                , 2023 that would otherwise be an Interest Payment Date is not a business day, then the next succeeding business day will be the applicable Interest Payment Date and interest on the Notes will be paid on such next succeeding business day, unless such day falls in the next calendar month, in which case the Interest Payment Date will be brought forward to the immediately preceding day that is a business day. In addition, if the Maturity Date or the redemption date falls on any day that is not a business day, interest and principal on the Notes will be paid on the next succeeding business day (without adjustment in the amount of the interest paid).

We refer to the period beginning on and including an Interest Payment Date (except that the initial Interest Period shall commence on and include the date of original issuance of the Notes) and ending on but excluding the next Interest Payment Date as an “Interest Period.”

A “business day” means, for interest payable on or before                , 2023 or for any repayment of principal on the Maturity Date or any earlier date of redemption, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to close in The City of New York or, if applicable, any other place of payment for the Notes, and, for interest payable after                , 2023 (other than on the Maturity Date or any earlier date of redemption), any such day that is also a London banking day (as defined below).

The amount of interest payable for any Interest Period during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any Interest Period during the Floating Rate Period will be calculated based upon the actual number of days during the period divided by 360 days. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards.

For the purposes of calculating interest due on the Notes during the Floating Rate Period:

“Three-month LIBOR” for each interest determination date related to the Floating Rate Period will be determined by the Calculation Agent as follows:

(i) The rate for deposits in U.S. dollars having an index maturity of three months as such rate is displayed on Bloomberg on page BBAM1 (or any other page as may replace such page on such service or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars) (“Bloomberg BBAM1”) as of 11:00 a.m., London time, on such interest determination date. In the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. If no such rate so appears, three-month LIBOR on such interest determination date will be determined in accordance with provision described in clause (ii) or (iii) below.

(ii) With respect to an interest determination date on which no rate is displayed on Bloomberg BBAM1 as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters for the offering of the Notes) in the London interbank market, as selected by us, and whose name and contact information shall be provided by us in writing to the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having an index maturity of three months, commencing on the first day of the related Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are so provided, then three-month LIBOR on such interest determination date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then three-month LIBOR on such interest determination date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in New York City, on such interest determination date by three major banks (which may include affiliates of the underwriters for the offering of the Notes) in New York City selected by us, and whose name and contact information shall be provided by us in writing to the Calculation Agent, for loans in U.S. dollars to leading European banks, having an index maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by us are not quoting as mentioned in this sentence, but a LIBOR Event (as defined below) has not occurred, three-month LIBOR for the upcoming Interest Period to which the interest determination date relates shall be three month-LIBOR as in effect in the current Interest Period or, in the case of the first Interest Period in the Floating Rate Period, the most recent three-month LIBOR that can be determined by reference to Bloomberg BBAM1.

(iii) Notwithstanding clauses (i) and (ii) above, if we, in our sole discretion, determine that three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Notes and we have notified the Calculation Agent in writing of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by us in writing, as a substitute for three-month LIBOR (the “Alternative Rate”) for each future interest determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR. As part of such substitution, the Calculation Agent will, as directed by us in writing, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if we determine in our sole discretion that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on us, the Calculation Agent, the Trustee and the holders of Notes. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or we determine, in our sole discretion, that there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), three-month LIBOR for the upcoming Interest Period to which the determination date relates shall be three-month LIBOR as in effect for the current Interest Period; provided, however, that if this sentence is applicable with respect to the first interest determination date related to the Floating Rate Period, the interest rate, business day convention and manner of calculating interest applicable during the Fixed Rate Period will remain in effect during the Floating Rate Period.

The establishment of three-month LIBOR for each Interest Period in the Floating Rate Period by the Calculation Agent (including, for the avoidance of doubt, at our direction in the case of clause (iii)) or IFA, as applicable, shall (in the absence of manifest error) be final and binding. For the avoidance of doubt, any adjustments made pursuant to clause (iii) of the definition of three-month LIBOR shall not be subject to the vote or consent of the holders of the Notes. Upon prior written request from any holder of the Notes, the Calculation Agent will provide the interest rate in effect on the Notes for the current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

“Interest determination date” means, with respect to an Interest Period during the Floating Rate Period, the second London banking day prior to the beginning of such Interest Period.

“London banking day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The initial “Calculation Agent” will be Wilmington Trust, National Association. We may change the Calculation Agent (including by changing the Calculation Agent to New York Community Bancorp, Inc. or any of its affiliates) without prior notice to or consent of the holders of the Notes.

Ranking; Subordination

The Notes are subordinated and rank junior in right of payment to all of our Senior Indebtedness, as defined below. The Notes rank equally with any future unsecured subordinated indebtedness that we may offer from time to time that does not by its terms rank junior to the Notes.

Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our obligations to holders of our Senior Indebtedness in full before any payments may be made on the Notes. If the Notes are accelerated, all holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due before the holders of the Notes will be entitled to receive any payment of principal or interest on the Notes.

The holders of the Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

The Indenture will define “Senior Indebtedness” as the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), if any, on:

•

all of our indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including obligations of ours in respect of overdrafts and any loans or advances from banks, whether or not evidenced by notes or similar instruments);

•

all of our obligations associated with derivative products such as foreign exchange contracts, currency exchange agreements, interest rate protection agreements, commodity contracts and similar arrangements;

•	all of our indebtedness, obligations and other liabilities (contingent or otherwise) evidenced by bonds, debentures, notes or other instruments for the payment of money;

•

all of our indebtedness incurred in connection with the acquisition of any properties or assets (whether or not the recourse of the lender is to the whole of our assets or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business;

•

all obligations and liabilities (contingent or otherwise) in respect of our leases required or permitted, in conformity with accounting principles generally accepted in the United States of America, to be accounted for as capitalized lease obligations on our balance sheet;

•	all of our obligations arising from off-balance sheet guarantees and direct credit substitutes;

•

all direct or indirect guaranties or similar agreements by us in respect of, and obligations or liabilities (contingent or otherwise) of ours to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described above; and

•

any and all amendments, renewals, extensions and refundings of any such indebtedness, obligations or liabilities, in each case, whether outstanding on the date that we enter into the Indenture or arising after that time.

Senior Indebtedness does not include:

•

any indebtedness in which the instrument or instruments evidencing or securing any such indebtedness, or in any amendment, renewal, extension or refunding of such instrument or instruments, expressly provides that such indebtedness shall not be senior in right of payment to the Notes or expressly provides that such indebtedness is pari passu with or junior to the Notes;

•	our outstanding junior subordinated deferrable interest debentures; and

•	trade accounts payable in the ordinary course of business.

Neither the Notes nor the Indenture limits our ability to incur additional indebtedness, including secured debt and other debt that ranks senior in priority of payment to the Notes.

Upon the liquidation, dissolution, winding up or reorganization of us, we must pay to the holders of all Senior Indebtedness the full amounts of principal of, premium, interest and additional amounts on, that Senior Indebtedness before any payment is made on the Notes. If, after we have made those payments on our Senior Indebtedness, there are amounts available for payment on the Notes, then we may make any payment on the Notes. Because of the subordination provisions and the obligation to pay Senior Indebtedness described above, in the event of our insolvency, holders of the Notes may recover less ratably than holders of Senior Indebtedness and our other creditors.

The Notes will be our exclusive obligation and not the obligations of our subsidiaries. Our subsidiaries are separate and distinct legal entities. Any right we have to receive assets of any of our subsidiaries upon their liquidation or reorganization and the resulting right of the holders of the Notes to participate in those assets will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims may be subordinated to any security interests in the assets of the subsidiary granted to another creditor and any obligations of the subsidiary senior to the obligations of the subsidiary held by us.

Redemption

We may, at our option, beginning on the interest payment date on                 , 2023, but not prior thereto (except upon the occurrence of certain events specified below), and on any Interest Payment Date thereafter, redeem the Notes, in whole or in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption.

The Notes may not otherwise be redeemed prior to the Maturity Date, except that we may, at our option, redeem the Notes, in whole but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption, at any time, including before                 , 2023, upon the occurrence of:

•

a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, occurring or becoming publicly known on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes, provided, however, that an interest disallowance or deferral pursuant to Section 163(j) of the Internal Revenue Code as in effect on the date of the Indenture shall not be taken into account for purposes of this provision and thus shall not trigger a Tax Event;

•

a “Regulatory Capital Treatment Event,” defined in the Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Notes, (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Notes, or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Notes are outstanding; or

•	a “1940 Act Event,” defined in the Indenture to mean our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

The Indenture will define “appropriate federal banking agency” to mean the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Notice of any redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) will be given to the holders at least 30 days, but not more than 60 days, before the redemption date to each holder of Notes to be redeemed in accordance with the Indenture.

Once notice of redemption is given to the holders, the Notes called for redemption will become due and payable on the redemption date and at the redemption price. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portion thereof called for redemption.

Any redemption of the Notes is subject to prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve. The holders of the Notes should not expect us to redeem the Notes on the date they are redeemable at our option. Under the capital adequacy rules currently applicable to us, prior to exercising our right to redeem the Notes, we must either (i) demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Notes redeemed or to be redeemed with an equal amount of instruments that will qualify tier 2 capital under regulations of the Federal Reserve immediately following or concurrent with redemption.

In the event of any redemption, neither we nor the Trustee will be required to (a) issue, register the transfer of, or exchange the Notes during a period beginning at the opening of business 15 days before the day of delivery of a notice of redemption of any such Notes selected for redemption and ending at the close of business on the day of delivery of notice of redemption, or (b) transfer or exchange any Notes so selected for redemption, except, in the case of any Notes being redeemed in part, any portion thereof not to be redeemed.

The Notes are not subject to repayment at the option of the holders.

Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the Federal Reserve’s rules regarding capital adequacy. These regulations set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated and junior in right of payment to our general creditors;

•

not contain provisions permitting the holders of the Notes to accelerate payment of principal or interest prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the issuer; and

•

only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, including the events describe above, and, in any case, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve.

No Additional Amounts

In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see “Material United States Federal Income Tax Considerations”.

Events of Default; Limited Rights of Acceleration

Under the Indenture, the following are defined as “events of default” with respect to the Notes (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

•

a court of competent jurisdiction enters an order or decree granting relief in respect of us in an involuntary case under the U.S. Bankruptcy Code, adjudging us a bankrupt, approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of us under the U.S. Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, appointing a receiver or other similar official of us of substantially all of our properties, or ordering the winding up or liquidation of our affairs under the U.S. Bankruptcy Code or any other applicable federal state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

•

the institution by us of proceedings to be adjudicated a bankrupt, or the consent by us to the institution of bankruptcy proceedings against us, or the filing by us of a petition or answer or consent seeking reorganization or relief under the U.S. Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by us to the filing of any such petition for the appointment of a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official) of us, or of substantially all of our respective properties, under any such law.

Under the Indenture, the following are defined as “defaults” with respect to the Notes:

•	any event of default with respect to the Notes;

•	default in the payment of principal of or premium on the Notes at maturity;

•	default in the payment of any interest upon the Notes when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

•

failure by us to duly observe or perform any of the other covenants or agreements on our part in the Notes or in the Indenture and continuance of such failure for a period of 90 days after the date on which written notice of such failure is received by us from the Trustee, or we and the Trustee receive written notice from the holders of at least 25% principal amount of the Notes at the time outstanding.

If an event of default with respect to the Notes occurs, all outstanding Notes will become due and immediately payable without further action or notice.

Even in the event of an acceleration of the maturity of the Notes upon the occurrence of an insolvency event, the rights of the holders of the Notes to receive payment of the principal of, and accrued and unpaid interest on, the Notes remain subject to the subordination provisions of the Notes as discussed above under “—Ranking; Subordination”.

In the case of a default that is not also an event of default, neither the Trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes. In such case, if the default is continuing, the Trustee shall (at the direction of a majority of the holders, but subject to its rights to be indemnified prior to taking action) proceed to protect and enforce the rights of the holders of Notes by such appropriate judicial proceedings as the holders may direct to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted therein. Any such rights to receive payment of such amounts under the Notes remain subject to the subordination provisions of the Notes as discussed above under “—Ranking; Subordination”.

There is no right of acceleration in the case of our failure to pay the principal of, or interest on, the Notes or our nonperformance of any other covenant or warranty under the Notes or the Indenture.

The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding Notes, unless the Trustee receives indemnity satisfactory to it against any cost, expenses and liabilities. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the then-outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

No holder of any Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or Trustee, or for any remedy under the Indenture, unless:

•	that holder has previously given to the Trustee written notice of a continuing default with respect to the Notes;

•	the holders of not less than a majority of the principal amount of the then-outstanding Notes have made written request to the Trustee to institute proceedings in respect of such default in its own name as Trustee under the Indenture, and offered indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the Trustee has failed to institute the proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the Notes.

Notwithstanding the foregoing, the holder of any Notes will have an absolute and unconditional right to receive payment or delivery of the principal of, premium and any interest on such Notes or payment of such coupon on or after the due dates expressed in such Notes and to institute suit for the enforcement of such payment.

The holders of a majority in aggregate principal amount of the then outstanding Notes by notice to us and the Trustee may, on behalf of the holders of all of the Notes, rescind an acceleration or waive any existing default or event of default and its consequences under the Indenture.

Consolidation, Merger, Conveyance or Transfer of Assets

The Indenture provides that we may not consolidate with, amalgamate with or merge into any other person or convey or transfer our properties and assets substantially as an entirety to another person, or permit any person to consolidate with or merge into us, unless:

•

in case we shall consolidate with, amalgamate with, or merge into another person, or convey, transfer or lease our properties and assets substantially as an entirety to another person, (x) we are the surviving corporation or (y) the person formed by such consolidation or amalgamation or into which we are merged, or to which we convey or transfer our properties and assets, (1) is a corporation, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) expressly assumes, by a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment or delivery of the principal of and any premium and interest on the securities issued under the Indenture, and the performance or observance of any other covenant of the Indenture on the part of us to be performed or observed;

•

immediately after giving effect to such transaction, no default, and no event which, after notice or lapse of time or both, would become a default under the Indenture shall have occurred and be continuing; and

•	we have delivered to the Trustee an officer’s certificate and an opinion of counsel regarding compliance with the Indenture.

For this purpose, “corporation” means a corporation, association, company or business trust.

The Indenture will not prohibit:

•	a merger of New York Community Bancorp, Inc. with an affiliate solely for the purposes of reincorporating New York Community Bancorp, Inc. in another jurisdiction; or

•	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among New York Community Bancorp, Inc. and its subsidiaries.

Amendments and Waivers

We, when authorized by a board resolution, and the Trustee may, without the consent of the holders of the Notes, supplement the Indenture or such Notes under the Indenture to:

•	evidence the succession of another corporation to us and the assumption by any such successor of the covenants of ours with respect to the Indenture and the Notes;

•

evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to one or more series of securities and to add to or change the provisions of the Indenture as necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the Indenture;

•	add to our covenants for the benefit of the holders of all or any series of securities or to surrender any right or power conferred by the Indenture upon us;

•	cure any ambiguity, or inconsistency in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture;

•	add any additional defaults or events of default with respect to all or any series of securities;

•

change or eliminate any of the provisions of the Indenture, so long as any such change or elimination will become effective only when there is no outstanding security of any series which is entitled to the benefit of that provision;

•	implement the terms of clause (iii) in the definition of three-month LIBOR;

•	establish the form or terms of any series as permitted by the Indenture;

•

to conform the text of the Indenture or the Notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the Indenture or the Notes, which intent may be evidenced by an officers’ certificate to that effect;

•	convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or

•	provide for conversion rights of the holders of the securities of any series to enable such holders to convert such securities into other securities of ours.

Except as set forth below, we and the Trustee may enter into a supplemental indenture with the written consent of the holders of a majority in principal amount of the outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Notes.

Notwithstanding the foregoing, without the consent of each holder of Notes, an amendment or waiver with respect to the Indenture may not:

•	change the maturity for the principal or interest or any maturity consideration on a Note;

•	reduce the principal amount or maturity consideration of a Note;

•	reduce the interest rate or the redemption price for a Note;

•	change the currency of any payment on a Note;

•	change any obligations of ours to maintain an office or agency in the places and for the purposes described in the Indenture;

•	modify the subordination provisions in a manner adverse to the holders;

•

modify the subordination provisions in a manner adverse to the holders of senior indebtedness, unless the holders of such senior indebtedness consent to such change under the terms of such senior indebtedness;

•	reduce the percentage in principal amount of the Notes the consent of whose holders is needed to waive our compliance with the Indenture or to waive defaults; and

•

change the provisions of the Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Satisfaction and Discharge

The Indenture will cease to be of further effect as to the Notes when:

•

either (A) all of the Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or (B) all of the Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at our expense, and we, in the case of (B)(1), (2) or (3) have irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount (immediately due and payable to the holders of the Notes) sufficient for the purpose of paying and discharging the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of such Notes which have become due and payable) or to the stated maturity or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable under the Indenture by us; and

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with.

Governing Law

The Notes and the Indenture will be governed by the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent the application of the laws of another jurisdiction would be required thereby.

BOOK-ENTRY ISSUANCE

Book-Entry System

The Notes will be issued as fully registered global notes which will be deposited with the Trustee, as custodian for DTC, in its corporate trust office, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. One or more fully registered certificates will be issued as global notes in the aggregate principal amounts of the applicable series of Notes. Investors may elect to hold their interest in the global notes through DTC in the United States or, in Europe, through Euroclear or Clearstream. Beneficial interests in the global notes must be held in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Owners of beneficial interests in a global note will not be entitled to have the Notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture, except as provided below. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for such global note and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. References in this prospectus supplement to holders of the Notes are to the registered holders and not to any owner of a beneficial interest in the Notes. Notes represented by a global note may be exchanged for definitive Notes in registered form only if:

•	DTC notifies us in writing that it is no longer willing or able to act as a depositary for that global note and we do not appoint a successor depositary within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we, at our option, notify the Trustee in writing that we elect to cause the issuance of Notes in definitive form; or

•	any event will have happened and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the Notes.

In such circumstances, upon surrender by DTC or a successor depositary of the global notes, Notes in definitive form will be issued to each person that DTC or a successor depositary identifies as the beneficial owner of the related Notes. Upon issuance of Notes in definitive form, the Trustee is required to register these Notes in the name of, and cause the same to be delivered to, this person or these persons (or the nominee thereof). These Notes would be issued in fully registered form without coupons, in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and subsequently may not be exchanged by a holder for Notes in denominations of less than $1,000.

We will make principal and interest payments on all Notes represented by a global note to the Trustee which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner of the Notes represented by global notes. None of us, the Trustee or any underwriter will be responsible or liable for:

•	the records relating to, or payments made on account of, beneficial ownership interests in a global note;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

•	the maintenance, supervision or review of any records relating to the beneficial ownership interests in a global note.

We and the Trustee understand that it is DTC’s current practice to credit participants’ accounts on each payment date with payments of principal or interest in amounts proportionate to their respective beneficial interests in the principal amount represented in the global notes as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in a “street name,” and will be the sole responsibility of those participants.

The Clearing System

We have obtained the following information under this heading “The Clearing System” from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Owners of beneficial interests in a global note may elect to hold their interests in such global note outside the United States through Clearstream or Euroclear, if they are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream

Participants through electronic book entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator.

Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear Operator.

Settlement

Investors in the Notes will be required to make their initial payment for the Notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for such clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The information in this section concerning DTC, Clearstream, Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC, Clearstream and Euroclear), but we take no responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations of the ownership and disposition of the Notes to an initial holder purchasing the Notes at the issue price (as set forth on page S-4 above). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial authorities, and administrative interpretations, in each case as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion or that a court would not sustain such challenge.

This discussion is limited to initial holders that purchase the Notes in this offering at their issue price and that hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, partnerships or other pass-through entities for U.S. federal income tax purposes (and investors in such entities), banks, financial institutions, insurance companies, regulated investment companies, individual retirement accounts or other tax-advantaged accounts, qualified pension plans, real estate investment trusts, personal holding companies, tax-exempt entities, U.S. expatriates and former long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, holders that hold the Notes as a part of a hedge, wash sale, straddle, conversion transaction or other risk reduction transaction for tax purposes, individual Non-U.S. Holders (as defined below) who are present in the United States for 183 days or more in a taxable year, holders required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. Moreover, this discussion does not address the tax consequences arising under any applicable state, local or foreign tax laws or the application of other U.S. federal taxes, such as the federal estate tax, the federal gift tax, the “Medicare” tax on certain net investment income, or the alternative minimum tax.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and on the activities of the partnership. If you are a partner of a partnership acquiring the Notes, you are urged to consult your own tax advisor about the tax consequences of holding and disposing of the Notes.

Investors considering the purchase of Notes should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situations and the applicability and effect of state, local or foreign tax laws and tax treaties.

Classification of the Notes

While not free from doubt, based on the interest rate characteristics of the Notes, the Notes should be treated as “variable rate debt instruments” (“VRDIs”) for U.S. federal income tax purposes, and we intend to treat the Notes as such. However, our determination is not binding on the IRS. It is possible that the IRS could take the position that the Notes are instead treated as “contingent payment debt instruments” for U.S. federal income tax purposes, in which case, if such position is sustained, the tax consequences of purchasing, owning and disposing of the Notes may differ materially from those described below (including, e.g., that holders might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the Notes). Holders should consult their own tax advisors regarding the potential application to the Notes of the rules regarding contingent payment debt instruments and the consequences thereof. The remainder of this discussion assumes that the Notes are treated as VRDIs.

Tax Consequences to U.S. Holders

You are a “U.S. Holder” for purposes of this discussion if you are a beneficial owner of the Notes, and for U.S. federal income tax purposes you are: (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that is organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax without regard to its source, or (iv) a trust if, (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Stated Interest.    It is expected, and this discussion assumes, that the Notes will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. If this is the case, stated interest on a Note will constitute “qualified stated interest” under the Treasury Regulations applicable to VRDIs and generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the holder’s regular method of accounting for U.S. federal income tax purposes.

Disposition of the Notes.    Upon the sale, exchange or other taxable disposition of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received (excluding any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent the U.S. Holder has not previously included the accrued interest in income) and (ii) such U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the price paid for the Note by such holder. Any gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the Note is more than one year. Long-term capital gain of certain non-corporate U.S. Holders (including individuals) is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Under certain circumstances, the Indenture will cease to be of further effect on the Notes prior to the payment of principal on the Notes. See “Description of the Notes—Satisfaction and Discharge.” This may result in a deemed exchange of the Notes for new Notes for U.S. federal income tax purposes and may cause a U.S. Holder to realize gain and/or additional interest income over the remaining term of the Notes. U.S. Holders should consult their tax advisors regarding the possible tax consequences of the Indenture ceasing to be of further effect prior to the payment of principal on the Notes.

Information Reporting and Backup Withholding.    Information returns are required to be filed with the IRS in connection with payments on the Notes and the proceeds from a sale or other disposition of the Notes unless the U.S. Holder is an exempt recipient and, if requested, certifies as to that status.

Backup withholding (currently at a rate of 24%) may apply to payments of interest on, and the proceeds of the disposition of, the Notes, unless the U.S. Holder provides the applicable withholding agent with a correct taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes an exemption from backup withholding. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund of any amounts withheld under the backup withholding rules that exceed such U.S. Holder’s income tax liability, provided the required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether backup withholding is required.

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of the Notes that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, is not a U.S. Holder.

Withholding.    Subject to the discussions below under “—Information Reporting and Backup Withholding” and “FATCA Withholding,” payments of principal and interest on the Notes to any Non-U.S. Holder, and gain realized on any sale, exchange, or other disposition of the Notes by a Non-U.S. Holder (including any gain or interest income that could result from a deemed exchange of the Notes, as described in the second paragraph under “—Tax Consequences to U.S. Holders—Disposition of the Notes”), will be exempt from U.S. federal income and withholding tax provided that:

•

such payments and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (or, if a treaty applies, are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), and in the case of interest:

•

such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our voting stock, and is not a controlled foreign corporation related, directly or indirectly, to us; and

•	the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below.

The statement requirement referred to in the preceding paragraph will generally be fulfilled if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent. If the Non-U.S. Holder holds the Notes through a financial institution or other agent acting on its behalf, such holder may be required to provide the appropriate certifications to its agent. The holder’s agent may then be required to provide the appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign estates and trusts, and in certain circumstances, certifications as to foreign status of trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

A Non-U.S. Holder that cannot satisfy the requirements described in the preceding paragraphs generally will be subject to U.S. federal withholding tax at the rate of 30% with respect to payments of interest on the Notes, unless (i) the Non-U.S. Holder provides a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) and other required documentation evidencing its entitlement to an exemption from (or a reduction of) withholding under an applicable income tax treaty, or (ii) payments of interest on the Notes are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, payments of interest are also attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States, as applicable) and the Non-U.S. Holder meets the certification requirement discussed in the following section.

Non-U.S. Holders should consult their tax advisors regarding the possible tax consequences of the Indenture ceasing to be of further effect on the Notes prior to the payment of principal on the Notes.

Income or Gain Effectively Connected with a U.S. Trade or Business.    If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the Notes or gain from the sale, exchange, or other disposition of the Notes is effectively connected with the conduct of such trade or business (and, if a treaty applies, such income or gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States, as applicable), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain in the same manner as if it were a U.S. Holder. In lieu of the certification described above under the heading “—Withholding,” such Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or appropriate substitute form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax, at a 30% rate (or such lower rate provided by an applicable treaty), on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding.    Any payments of interest on the Notes to a Non-U.S. Holder will generally be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder is a resident. Backup withholding (currently at a rate of 24%) generally will not apply to “reportable payments” if a Non-U.S. Holder satisfies the statement requirement described under “—Withholding” above, or the holder otherwise establishes an exemption, provided that no applicable withholding agent has actual knowledge or reason to know that the holder is a U.S. person.

Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund of any amounts withheld under the backup withholding rules that exceed such Non-U.S. Holder’s income tax liability, provided the required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether backup withholding is required.

FATCA Withholding

Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as “FATCA”) impose a 30% withholding tax on interest paid with respect to the Notes and, with respect to sales or other dispositions of the Notes after December 31, 2018, the gross proceeds of the sale or other disposition of the Notes, if such Notes are held by or through certain foreign entities (e.g. a foreign bank or broker, or certain foreign investment entities), unless such foreign entities satisfy specific information reporting or other compliance provisions or an exemption applies. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Non-U.S. Holders, and U.S. Holders holding the Notes through a non-U.S. intermediary, should consult with their own tax advisors regarding the possible application of FATCA to the Notes.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of (i) a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or (ii) an entity whose underlying assets include “plan assets” by reason of such a plan’s investment in the entity (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons and penalties and liabilities under ERISA and the Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition, holding or disposition of the Notes by a Plan, including any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the Notes are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the Notes nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Notes should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the Notes or any interest therein will be deemed to have represented by its acquisition of the Notes that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA

Arrangement and is not purchasing the Notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of the Notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Each Plan or Plan Asset Entity should consider the fact that none of us, the underwriters nor any of our or their respective affiliates will act as a fiduciary to any Plan or Plan Asset Entity with respect to the decision to acquire the Notes and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan, a Plan Asset Entity, or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Notes to a Plan, Plan Asset Entity, or Non-ERISA Arrangement is in no respect a representation by us, the underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any Plans, Plan Asset Entities, or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity, or Non-ERISA Arrangement or that such an investment is appropriate for any Plans, Plan Asset Entities, or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity, or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the Notes described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement dated the date of this prospectus supplement with the underwriters listed below for whom Goldman Sachs & Co. LLC, Sandler O’Neill & Partners, L.P., Credit Suisse Securities (USA) LLC, Jefferies LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives. Subject to the terms and conditions contained in the underwriting agreement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name:

Underwriters	Principal Amount of the Notes
Goldman Sachs & Co. LLC	$
Sandler O’Neill & Partners, L.P.
Credit Suisse Securities (USA) LLC
Jefferies LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
American Capital Partners, LLC
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.

Total	$

The underwriters have advised us that they are committed to purchase all of the Notes if they purchase any of the Notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of a non-defaulting underwriter may also be increased or the offering may be terminated. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Notes sold directly to the public will initially be offered at the public offering price set forth on the cover page of this prospectus supplement. Any Notes sold to dealers may be sold at that price less a concession not to exceed    % of the principal amount of the Notes. The dealers may reallow a discount not to exceed    % of the principal amount of the Notes on sales to other dealers. If all the Notes are not sold at the public offering price, the public offering price, concessions and reallowance may be changed by the underwriters.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.

Underwriting Discount
Per Note		%
Total	$

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or, under certain circumstances, to contribute to payments which the underwriters may be required to make because of any of these liabilities.

The Notes are offered for sale only in those jurisdictions in the United States where it is legal to make such offers. The underwriters intend to offer the Notes for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Notes for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

We estimate that the expenses for this offering payable by us, other than underwriting discount, will be approximately $            .

We have agreed that we will not offer, sell, contract to sell or otherwise dispose of any subordinated debt securities issued or guaranteed by us and having a term of more than one year (other than the Notes and commercial paper) for a period commencing on the date of this prospectus supplement through and including the settlement date of the Notes without the prior written consent of the representatives.

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and syndicate covering transactions.

•	Short sales involve the sale by the underwriters of a greater principal amount of the Notes than they are required to purchase in the offering of the Notes.

•	Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or slowing a decline in the market price of the Notes while the offering of the Notes is in process.

•	Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.

These transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. The underwriters are not required to engage in any of these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise. The underwriters may also impose a penalty bid. Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when that underwriter, in covering syndicate short positions or making stabilizing purchases, purchases Notes originally sold by that syndicate member.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters will have no obligation to make a market in the Notes, and may cease market-making activities, if commenced, at any time. No assurance can be given as to the liquidity of the trading market for the Notes.

The underwriters expect to deliver the Notes to purchasers in book entry form only through the facilities of DTC, and its participants, including Euroclear and Clearstream, on or about November     , 2018, which is the third business day following the pricing of the Notes (“T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes more than two business days prior to the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

CONFLICTS OF INTEREST

Certain of the underwriters and their affiliates are holders of the Company’s common stock and may receive more than 5% of the proceeds of this offering if the Company elects to repurchase its common stock with the proceeds from this offering. The receipt by such underwriters and their affiliates of more than 5% of the offering proceeds creates a conflict of interest as defined in FINRA Rule 5121 and as a result, this offering is being conducted in accordance with the requirements of Rule 5121. Such underwriters will not sell the Notes to a discretionary account without specific written approval of the transaction from the account holder.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and its subsidiaries, including New York Community Bank, for which they received or will receive customary fees and expenses. Certain of the underwriters and their affiliates may be customers of, including borrowers from, the Company and its subsidiaries, including New York Community Bank, in the ordinary course of business.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company and its subsidiaries, including New York Community Bank. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

PRIIPs Regulation / Prohibition of sales to EEA retail investors.    The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs

Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer, or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Notes.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the

Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF SECURITIES

The validity of the Notes offered by this prospectus supplement will be passed upon for us by Baker Botts L.L.P., New York, New York and for the underwriters by Sullivan & Cromwell LLP, New York, New York. A partner of Baker Botts L.L.P. who has rendered services to us in connection with this prospectus supplement is the son of one of our Directors and Executive Officers. In addition, such partner owns 10,000 shares of our common stock. Sullivan & Cromwell LLP from time to time performs legal services for New York Community Bancorp, Inc. and its subsidiaries.

EXPERTS

The consolidated financial statements of New York Community Bancorp, Inc. and its subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Units

We may offer and sell from time to time, in one or more series, our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of our common stock; shares of our preferred stock; warrants to purchase other securities; depositary shares; stock purchase contracts; stock purchase units; or units consisting of a combination of two or more of these securities. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2016

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units, or units consisting of a combination of these securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “NYCB,” “we,” “us,” “our” or similar references mean New York Community Bancorp, Inc. References to the “Community Bank” mean New York Community Bank, references to the “Commercial Bank” mean New York Commercial Bank, and references to the “Banks” mean New York Community Bank and New York Commercial Bank, collectively.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, the “Securities Act,” that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, the “Exchange Act.”

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0213. Please call the SEC at (800)-732-0330 for more information on the operation of the SEC’s Public Reference Room.

The SEC also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2015

Current Reports on Form 8-K	January 27, 2016, April 8, 2016, and April 20, 2016 (in each case only with respect to Item 8.01);

The description of NYCB common stock and preferred stock set forth in the registration statement on Form 8-A (No. 1-31565) and any amendment or report filed with the SEC for the purpose of updating this description	December 12, 2002

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (in each case other than portions that are not deemed to be “filed” with the SEC, including any information pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K unless indicated otherwise in any such Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address or phone number:

Investor Relations Department

New York Community Bancorp, Inc.

615 Merrick Avenue

Westbury, New York 11590

(516) 683-4420

In addition, we maintain a corporate website, www.myNYCB.com. On our website, we make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference in this prospectus, may include forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or other similar expressions. Although we believe that our plans, intentions, and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that they will be achieved or realized.

Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained in this prospectus. Important factors that could cause actual results, to differ materially from our forward-looking statements are set forth under the headings “Cautionary Statement Regarding Forward-Looking Language” and “Risk Factors” in our most recent Annual Report on Form 10-K, and in other reports filed with the SEC. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to:

•	general economic conditions, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses;

•	conditions in the securities markets and real estate markets or the banking industry;

•	changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio;

•

changes in interest rates, which may affect our net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities;

•	changes in the quality or composition of our loan or securities portfolios;

•	changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases, among others;

•	our use of derivatives to mitigate our interest rate exposure;

•	changes in competitive pressures among financial institutions or from non-financial institutions;

•	changes in deposit flows and wholesale borrowing facilities;

•	changes in the demand for deposit, loan, and investment products and other financial services in the markets we serve;

•	our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers;

•

our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire, including from Astoria Financial Corporation (“Astoria Financial”), into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

•	risks relating to unanticipated costs of integration;

•	the ability to obtain shareholder and regulatory approval of any merger transactions we may propose (including the proposed merger with Astoria Financial) in a timely manner or otherwise;

•	potential exposure to unknown or contingent liability of companies we have acquired, may acquire, or target for acquisition, including Astoria Financial;

•	failure to satisfy other closing conditions to any mergers we may propose, including the merger with Astoria Financial;

•

the potential impact of the announcement or consummation of any merger we propose (including the proposed merger with Astoria Financial) on relationships with third parties, including customers, employees, and competitors;

•	failure to obtain applicable regulatory approvals for the payment of future dividends;

•	the ability to pay future dividends at currently expected rates;

•	the ability to hire and retain key personnel;

•	the ability to attract new customers and retain existing ones in the manner anticipated;

•	changes in our customer base or in the financial or operating performances of our customers’ businesses;

•	any interruption in customer service due to circumstances beyond our control;

•	the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future;

•	environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent;

•	the ability to keep pace with, and implement on a timely basis, technological changes;

•

changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System;

•	changes in accounting principles, policies, practices, or guidelines;

•	a material breach in performance by the Community Bank under our loss sharing agreements with the FDIC;

•	changes in our estimates of future reserves based upon the periodic review thereof under relevant regulatory and accounting requirements;

•

changes in regulatory expectations relating to predictive models we use in connection with stress testing and other forecasting or in the assumptions on which such modeling and forecasting are predicated;

•	changes in our credit ratings or in our ability to access the capital markets;

•	natural disasters, war, or terrorist activities; and

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting our operations, pricing, and services.

In addition, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Furthermore, we routinely evaluate opportunities to expand through acquisitions and conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.

You should not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus, which speak only as of the date of this prospectus. We do not assume any obligation to revise or update these forward-looking statements except as may be required by law.

NEW YORK COMMUNITY BANCORP, INC.

One of the largest U.S. bank holding companies, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank and New York Commercial Bank. With 257 branches in Metro New York, New Jersey, Florida, Ohio, and Arizona, the Company also ranks among the largest depositories in the United States.

Reflecting its growth through a series of acquisitions, New York Community Bank currently operates through seven local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, and Roosevelt Savings Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona. Similarly, New York Commercial Bank currently operates 18 of its 30 New York-based branches under the divisional name Atlantic Bank. We are in the process of seeking approval from our regulators for the merger of New York Commercial Bank with and into New York Community Bank upon the completion of which we will have one bank subsidiary, New York Community Bank.

On October 28, 2015, we entered into an Agreement and Plan of Merger with Astoria Financial Corporation. The merger agreement provides that, upon the terms and subject to the conditions set forth therein, Astoria Financial will merge with and into the Company, with the Company as the surviving corporation in the merger. Immediately following the merger, Astoria Financial’s wholly owned subsidiary, Astoria Bank, will merge with and into New York Community Bank, with New York Community Bank continuing as the surviving savings bank in the bank merger. The merger is subject to customary closing conditions and, pending receipt of the necessary shareholder and regulatory approvals, the merger is currently expected to be completed in mid to late 2016.

Our principal executive offices are located at 615 Merrick Avenue, Westbury, New York 11590, and our telephone number is (516) 683-4100. Our common stock trades on the New York Stock Exchange under the symbol “NYCB.”

Additional information about us and our subsidiaries is included in documents incorporated by reference into this prospectus. See “Where You Can Find More Information” on page 4.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	0.75	2.39	2.35	2.57	2.42
Including Interest on Deposits	0.63	2.91	2.82	2.22	2.09

For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of income before income taxes and extraordinary items plus fixed charges, excluding capitalized interest. “Fixed charges” consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing our outstanding common stock; financing possible acquisitions of branches or other financial institutions or financial service companies; extending credit to, or funding investments in, our subsidiaries; and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurring basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and Wilmington Trust, National Association, as senior indenture trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,” between us and Wilmington Trust, National Association, as subordinated indenture trustee. Copies of the form of each of these indentures are exhibits to the registration statement of which this prospectus is a part.

The senior debt securities will be unsecured and will rank equally with all of our other senior unsecured indebtedness. The subordinated debt securities will be unsecured and will be subordinated to all of our existing and future senior indebtedness and other financial obligations, as described under “Subordinated Debt Securities—Subordination” beginning on page 19.

The following describes the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by a prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. In addition, indentures do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities that we or our subsidiaries may issue, including indebtedness may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

We may issue debt securities if the conditions contained in the indentures are satisfied. These conditions include the adoption of resolutions by our board of directors and a certificate of an authorized officer that establishes the terms of the debt securities being issued. Any resolution or officer’s certificate approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities that may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•

whether the principal amount payable will be determined with reference to an index, formula or other method which may be calculated by using, among other measurements, the value of currencies, securities or baskets of securities, commodities, or indices to which any such amount payable is linked;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum, or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated and, if subordinated, the terms of the subordination if different from that summarized in this prospectus;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	information with respect to book-entry procedures;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•

whether and how we may satisfy our obligations with regard to payment upon maturity, any redemption, required repurchase, any exchange provisions or interest payment through the delivery to holders of other securities, which may or may not be issued by us, or a combination of cash, securities and/or property, referred to as “maturity consideration”;

•

the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which, at the time of issuance, is below market rates, and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Please see the accompanying prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee, according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of (1) $1,000 or integral multiples of $1,000 for any senior debt security, and (2) $100,000 or any integral multiple of $1,000 in excess of $100,000 for any subordinated debt security.

No service charge will be required for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal, maturity consideration and any premium and interest in the manner, at the places, and subject to the restrictions set forth in the applicable indenture the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following constitute events of default under the senior indenture with respect to the senior debt securities:

•	default in the payment of any principal or premium on senior debt securities when due;

•	default in the payment of any interest on senior debt securities when due, which continues for 30 days;

•	default in the delivery or payment of the maturity consideration on senior debt securities when due;

•	default in the deposit of any sinking fund payment on senior debt securities when due;

•

default in the performance of any other obligation contained in the applicable indenture for the benefit of that series or in the senior debt securities of that series, which continues for 60 days after written notice;

•

default in the payment of any of our other indebtedness or the indebtedness of any principal constituent bank (as defined below) (whether currently existing or created in the future) having an original or principal amount of $5,000,000 or more which results in acceleration of that indebtedness, and such acceleration has not been rescinded or annulled within 30 days of the related declaration;

•	specified events in bankruptcy, insolvency or reorganization of us or any principal constituent bank; and

•	any other event of default provided with respect to senior debt securities of any series.

If an event of default (other than an event of default arising from specified events in bankruptcy of us or any principal constituent bank) occurs and is continuing for any series of senior debt securities, the senior indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be due and payable or deliverable immediately.

Unless otherwise indicated in the applicable prospectus supplement, the following are the events of default under the subordinated indenture with respect to the subordinated debt securities:

•	specified events in bankruptcy, insolvency or reorganization; and

•	with respect to a particular series of subordinated debt securities, any other event of default provided with respect to that series.

If an event of default occurs and is continuing for any series of subordinated debt securities, the subordinated indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding securities of that series may declare all amounts, or any lesser amount provided for in the subordinated debt securities of that series, to be due and payable or deliverable immediately. The subordinated indenture trustee and the holders of subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities in the case of a default in the performance of any covenant with respect to the subordinated debt securities, including the payment of interest and principal or the delivery of the maturity consideration, unless such default is an event of default with respect to the subordinated debt securities of the applicable series.

If a default occurs and is continuing under the subordinated indenture, the subordinated indenture trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the subordinated debt securities by appropriate judicial proceedings. The following are defaults under the subordinated indenture with respect to subordinated debt securities of any series:

•	any event of default with respect to subordinated debt securities of that series;

•	default in the payment of any principal or premium on subordinated debt securities of that series when due;

•	default in the payment of any interest on subordinated debt securities of that series when due, which continues for 30 days;

•	default in the delivery or payment of the maturity consideration on subordinated debt securities of that series when due;

•

default in the performance of any other obligation contained in the subordinated indenture for the benefit of that series or in the subordinated debt securities of that series, which continues for 60 days after written notice; and

•	any other default provided with respect to subordinated debt securities of that series.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or, under certain circumstances, issue price of outstanding debt securities of that series, may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or the aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% for any senior debt security, or a majority for any subordinated debt security, in aggregate principal amount or, under certain circumstances, the issue price of the outstanding debt securities of that series, also have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•

the indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, the issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment of principal and interest under that debt security.

We are required to furnish annually to the indenture trustees a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

Unless otherwise indicated in the applicable indenture supplement, we and the applicable indenture trustee may amend and modify each indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, the issue price of each series of debt securities issued under that indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal or maturity consideration of, or any installment of principal or interest on, any debt security issued under that indenture;

•	reduce the principal amount or maturity consideration of, the rate of interest on, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal or maturity consideration of an original issue discount security issued under that indenture payable upon acceleration of its maturity;

•	change the place or currency of payment of principal or maturity consideration of, or any premium or interest on, any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on, or with respect to, any debt security issued under that indenture;

•

reduce the percentage in principal amount or, under certain circumstances, the issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture, or to waive compliance with certain provisions of the indenture;

•

make any change relating to the subordination of the debt securities in a manner adverse to the holders of those debt securities or, in the case of subordinated debt securities, unless otherwise indicated in the applicable prospectus supplement for a series of subordinated debt securities, in a manner adverse to holders of senior indebtedness, unless the holders of senior indebtedness consent to that change under the terms of that senior indebtedness; or

•

reduce the percentage in principal amount or, under certain circumstances, the issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to waive any past default.

The holders of at least a majority in principal amount or, under certain circumstances, the issue price of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default” beginning on page 12.

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to add events of default;

•

to change or eliminate any of the provisions of the applicable indenture, so long as any such change or elimination will become effective only when there is no outstanding security of any series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•

to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee securing the debt securities; or

•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•	the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

(1)	pay or deliver the principal or maturity consideration of, and any premium or interest on, the debt securities; and

(2)	perform and observe all of our other obligations under the indentures; and

•	we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

Neither of the indentures provides for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of our assets, or recapitalization of or involving NYCB or a change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

The indenture trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that we currently have outstanding.

The occurrence of any default under either the senior indenture, the subordinated indenture or the indenture between us and the indenture trustee relating to our junior subordinated debentures, which may also be issued under this registration statement, could create a conflicting interest for the indenture trustee under the Trust Indenture Act of 1939, as amended, the “Trust Indenture Act”. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture, or with respect to the junior subordinated debentures issued to certain Delaware statutory trusts of ours under a separate indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

SENIOR DEBT SECURITIES

The senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other outstanding senior indebtedness.

Restrictive Covenants

Disposition of Voting Stock of Certain Subsidiaries. Unless otherwise indicated in the applicable prospectus supplement, we may not sell or otherwise dispose of, or permit the issuance of, any voting stock or any security convertible or exercisable into voting stock of a “principal constituent bank” of ours or any subsidiary of ours which owns a controlling interest in a principal constituent bank. A “principal constituent bank” is a bank subsidiary that has total assets equal to 30% or more of our assets. Any designation of a banking subsidiary as a principal constituent bank with respect to senior debt securities of any series will remain effective until the senior debt securities of that series have been repaid. As of the date of this prospectus, New York Community Bank is our only principal constituent bank and no other banking subsidiaries have been designated as principal constituent banks with respect to any series of debt securities.

This restriction does not apply to dispositions made by us or any subsidiary:

•	acting in a fiduciary capacity for any person other than us or any subsidiary;

•	to us or any of our wholly-owned subsidiaries;

•	if required by law for the qualification of directors;

•	to comply with an order of a court or regulatory authority;

•

in connection with a merger, or consolidation, of a principal constituent bank with or into a wholly-owned subsidiary or a majority-owned banking subsidiary, as long as we hold, directly or indirectly, in the entity surviving of that merger or consolidation, not less than the percentage of voting stock we held in the principal constituent bank prior to that action;

•

if that disposition or issuance is for fair market value as determined by our board of directors, and, if after giving effect to that disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will directly own not less than 80% of the voting stock of that principal constituent bank or any subsidiary which owns a principal constituent bank;

•

if a principal constituent bank sells additional shares of voting stock to its stockholders at any price, if, after that sale, we hold directly or indirectly not less than the percentage of voting stock of that principal constituent bank we owned prior to that sale; or

•

if we or a subsidiary pledges or creates a lien on the voting stock of a principal constituent bank to secure a loan or other extension of credit by a majority-owned banking subsidiary subject to Section 23A of the Federal Reserve Act.

Limitation upon Liens on Certain Capital Stock. Unless otherwise indicated in the applicable prospectus supplement, we may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon:

•	any shares of capital stock of any principal constituent bank, other than directors’ qualifying shares; or

•	any shares of capital stock of a subsidiary which owns capital stock of any principal constituent bank.

This restriction does not apply to:

•

liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith by appropriate proceedings, so long as we have set aside on our books adequate reserves to cover the contested amount; or

•	the lien of any judgment, if that judgment is discharged, or stayed on appeal or otherwise, within 60 days.

Defeasance

We may terminate or “defease” our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

(1)

depositing irrevocably with the senior indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

•	in the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•

in the case of senior debt securities denominated in a foreign currency, money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)	delivering:

•	an opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•

if the senior debt securities of that series are then listed on a national or regional securities exchange in the United States, an opinion of counsel that those senior debt securities will not be delisted as a result of the exercise of this defeasance option;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the senior indenture and other matters; and

(3)	paying all amounts due under the senior indenture.

Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument, and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

SUBORDINATED DEBT SECURITIES

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

If the maturity of any debt securities is accelerated, we will have to repay all senior indebtedness before we can make any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is a default in any payment or delivery with respect to any senior indebtedness; or

•	there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior indebtedness” is defined in the subordinated indenture as the principal of, premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on:

(i) all indebtedness, obligations and other liabilities (contingent or otherwise) of NYCB for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or indebtedness incurred in connection with the acquisition of any properties or assets (whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof);

(ii) all obligations and liabilities (contingent or otherwise) in respect of leases of the Company required or permitted, in conformity with accounting principles generally accepted in the United States of America, to be accounted for as capitalized lease obligations on the balance sheet of the Company;

(iii) all direct or indirect guaranties or similar agreements by the Company in respect of, and obligations or liabilities (contingent or otherwise) of the Company to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) and (2); and

(iv) any and all amendments, renewals, extensions and refundings of any indebtedness, obligation or liability of the kind described in clauses (1) through (3).

“Senior Indebtedness” does not include:

(i) any indebtedness in which the instrument or instruments evidencing or securing the same, or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such instrument or instruments, it is expressly provided that such indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is pari passu or junior to the Securities; or

(ii) trade accounts payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The subordinated debt securities of each series will rank equally in right of payment with each other.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

DESCRIPTION OF COMMON STOCK

General

NYCB, which is incorporated under the General Corporation Law of the State of Delaware, is authorized to issue 600,000,000 shares of its common stock, $0.01 par value, of which 486,929,814 shares were issued and outstanding as of March 31, 2016. NYCB is also authorized to issue 5,000,000 shares of preferred stock, $0.01 par value, of which none have been issued as of March 31, 2016. NYCB’s board of directors may at any time, without additional approval of the holders of preferred stock or common stock, issue additional authorized shares of preferred stock or common stock.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented to stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by NYCB before such securities are offered to others. The absence of preemptive rights increases NYCB’s flexibility to issue additional shares of common stock in connection with NYCB’s acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

Holders of common stock are entitled to receive dividends ratably when, as, and if declared by NYCB’s board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware law, NYCB may pay dividends out of surplus or, if there is no surplus, out of our net profits for the fiscal year in which declared and/or for the preceding fiscal year. Dividends paid by our subsidiary Banks are the primary source of funds available to NYCB for payment of dividends to our stockholders and for other needs. Various federal and state laws and regulations limit the amount of dividends that our subsidiary Banks may pay to us. NYCB’s board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including NYCB’s earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as NYCB’s board of directors deems relevant. For more information, see the section captioned “Business—Regulation and Supervision” in our Annual Report on Form 10-K for the year ended December 31, 2015.

On a stand-alone basis, NYCB’s principal assets and sources of income consist of investments in our operating subsidiaries, which are separate and distinct legal entities.

Liquidation

Upon liquidation, dissolution or the winding up of the affairs of NYCB, holders of common stock are entitled to receive their pro rata portion of the remaining assets of NYCB after the holders of NYCB’s preferred stock, if any, have been paid in full any sums to which they may be entitled.

Certain Charter and Bylaw Provisions Affecting Stock

NYCB’s Amended and Restated Certificate of Incorporation and Bylaws contain several provisions that may make NYCB a less attractive target for an acquisition of control by anyone who does not have the support of NYCB’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered board of directors, and the limitation that stockholder actions may only be taken at a meeting and may not be taken by unanimous written stockholder consent. The foregoing is qualified in its entirely by reference to NYCB’s Amended and Restated Certificate of Incorporation and Bylaws, both of which are on file with the SEC.

Restrictions on Ownership

The Bank Holding Company Act of 1956, the “BHC Act,” generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of NYCB. “Control” is generally defined as ownership of 25% or more of a class of voting stock, control of the election of a majority of the directors, or the power to exercise a controlling influence. In addition, any existing bank holding company would need the prior approval of the FRB before acquiring 5% or more of a class of voting stock of NYCB. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the FRB has been notified and has not objected to the transaction. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as NYCB, could constitute acquisition of control of the bank holding company. New York law generally requires the prior approval of the NYSDFS’s banking board before a person, group of persons, or company may acquire 10% or more of the voting stock of NYCB or otherwise exercise a controlling influence. Generally under New York law, an existing bank holding company that controls 10% or more of the voting stock of two or more banking institutions located in New York would need prior NYSDFS approval before it acquired 5% or more of the voting stock of NYCB.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our Certificate of Incorporation or the Certificate of Designation, with respect to the establishment of a series of preferred stock which would be filed with the SEC in connection with the offering of such series of preferred stock.

General

Our Amended and Restated Certificate of Incorporation permits our board of directors to authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action. The board of directors can fix the voting powers (if any) and designations, preferences and relative, participating, optional or of the special rights of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. No preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of the liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	the voting rights (if any) of holders of shares of the preferred stock;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up, and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the “junior securities”);

•	equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the “parity securities”); and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

If we dissolve, liquidate, or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option, with prior Federal Reserve Board approval, if required. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default on the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock, or (2) the Federal Reserve Board determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Amended and Restated Certificate of Incorporation.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series; and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Exchangeability

We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary, or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed, plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely, upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Inspection of Books

Any record holder of depositary shares who has been a holder for at least six months or who holds at least five percent of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock, preferred stock or depositary shares at a future date. Alternatively, the stock purchase contracts may obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be entered into separately or as part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or common stock, in each case securing holders’ obligations to purchase, or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

DESCRIPTION OF UNITS

We may issue units consisting of one or more debt securities or other securities, including our common stock, preferred stock, stock purchase contracts, depositary shares, warrants or any combination thereof, as described in a prospectus supplement.

The applicable prospectus supplement will describe:

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the designation and the terms of the units and of the debt securities, preferred stock, common stock, stock purchase contracts, depositary shares and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	any additional terms of the governing unit agreement;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock, stock purchase contracts, depositary shares or warrants constituting the units; and

•	any applicable United States federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock,” “Description of Stock Purchase Contracts and Stock Purchase Units,” “Description of Depositary Shares,” “Description of Warrants” and those described below under “—Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security, preferred stock, common stock, stock purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

The following terms and conditions of the unit agreement will apply to each unit and to any debt security, preferred stock, common stock, stock purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.

Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Remedies. Upon the acceleration of the debt securities constituting any units, our obligations may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

Absence of Protections against All Potential Actions. There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

Modification without Consent of Holders. We and the unit agent may amend the unit agreement without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the three clauses described above under “—Modification without Consent of Holders”); or

•

reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the three clauses described above under “—Modification without Consent of Holders”).

Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification and Waiver.”

Consolidation, Merger or Sale of Assets. The unit agreement provides that we will not consolidate or combine with, or merge with or into, or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets, to any person or persons in a single transaction or through a series of transactions, unless:

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we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;

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the surviving entity will expressly assume all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agents, and will be in form and substance reasonably satisfactory to the trustees;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

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we or the surviving entity will have delivered to the unit agents an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to, and be substituted for, and may exercise our rights and powers under the indentures, with the same effect as if such successor corporation had been named as us.

PLAN OF DISTRIBUTION

We may offer and sell these securities in any one or more of the following ways:

•	to the public through a group of underwriters managed or co-managed by one or more underwriters, or through dealers;

•	through one or more agents;

•	directly to purchasers; or

•	through a combination of such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents, dealers or underwriters included in the offer and sale of the securities;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or paid to the agents or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the debt securities covered under that contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased those debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then pre-vailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their positions, deliver this prospectus in connection with some or all of those sales, and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of our common stock short using this prospectus and deliver our common stock covered by this prospectus to close out such short positions, or loan or pledge our common stock to financial institutions that in turn may sell the shares of our common stock using this prospectus. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledges or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

We also may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Certain of the underwriters and their associates and affiliates may in the ordinary course of business be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates.

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of New York Community Bancorp, Inc. and its subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$

    % Fixed-to-Floating Rate

Subordinated Notes due 2028

Joint Book-Running Managers

Goldman Sachs & Co. LLC

Sandler O’Neill + Partners, L.P.

BofA Merrill Lynch

Credit Suisse

Jefferies

Co-Managers

American Capital Partners, LLC

Citigroup

Raymond James